As filed with the Securities and Exchange Commission on April 30, 1997

                                                                    File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                             Trigon Healthcare, Inc.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                                      54-1773225
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

                2015 Staples Mill Road, RICHMOND, VIRGINIA 23230
                                 (804) 354-7000
           (Address of principal executive office, including zip code)

                             TRIGON HEALTHCARE, INC.
                   NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                         J. Christopher Wiltshire, Esq.
                             Trigon Healthcare, Inc.
                                Legal Department
                             2015 Staples Mill Road
                            Richmond, Virginia 23230
                                 (804) 354-7284

(Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

Copies of all communications, including communications sent to agent for service, should be sent to:

                              R. Gordon Smith, Esq.
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed            Proposed
                                                            Maximum              Maximum
                                             Amount         Offering            Aggregate                Amount of
  Title of Each Class of Securities           to be         Price Per           Offering               Registration
         to be Registered (1)              Registered       Share               Price (1)                   Fee
         --------------------              ----------       ---------           ---------              ------------
Class A Common stock, par value $0.01     550,000 shs.       $17.81            $9,795,500                 $2,968
per share ........

----------
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the Securities Act), solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of Trigon Healthcare, Inc. Common Stock on the New York Stock Exchange on April 25, 1997.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

         Not required to be filed.

Item 2.           Registrant Information and Employee Plan Annual
                  Information

         Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by Trigon Healthcare, Inc. (Trigon) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (a) the Trigon Annual Report on Form 10-K for the year ended December 31, 1996; and (b) the description of Trigon's Class A Common Stock, par value $.01, contained in Trigon's Registration Statement on Form 8-A filed with the Commission on December 24, 1996 (File No. 001-12617).

         In addition, all documents filed by Trigon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interest of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

         Section 12.3 of the Company's Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because he is or was a director or officer of the Company or because he is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

         The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits

         4(i)              --       Articles of Incorporation of the Registrant
                                    (Exhibit 3.1, Registration Statement (No.
                                    333-09773) on Form S-1 of Trigon,
                                    incorporated by reference).

         4(ii)             --       Bylaws of the Registrant (Exhibit 3.2, Form
                                    10-K, as filed with the Securities and
                                    Exchange Commission on March 31, 1997,
                                    incorporated by reference).

         5                 --       Opinion of McGuire, Woods, Battle & Boothe,
                                    L.L.P. (filed herewith).

         23(i)             --       Consent of KPMG Peat Marwick, LLP (filed
                                    herewith).

         23(ii)            --       Consent of McGuire, Woods, Battle & Boothe,
                                    L.L.P. (included in Exhibit 5).

         24                --       Power of Attorney (included herein on the
                                    signature pages).

         99                --       Trigon Healthcare, Inc. Non-Employee
                                    Directors Stock Incentive Plan (Exhibit A,
                                    Trigon Proxy Statement for Annual Meeting held April 16, 1997, incorporated by reference).

Item 9.           Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section

13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWERS OF ATTORNEY

Each person whose signature appears below hereby authorizes either agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the registration statement, and Trigon hereby confers like authority to sign and file on its behalf, with respect to the proposed registration, offer and sale or issuance of Common Stock of Trigon, par value $.01 per share, in connection with the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 16th day of April, 1997.

                                       TRIGON HEALTHCARE, INC.

                                       By \s\ Thomas G. Snead, Jr.
                                       ----------------------------------------
                                       (Thomas G. Snead, Jr., Treasurer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    Signature                     Title                                 Date
                    ---------                     -----                                 ----
 \s\ Norwood H. Davis, Jr.                        Chairman of the Board                 April 16, 1997
-------------------------------                   Chief Executive
     Norwood H. Davis, Jr.                        Officer


 \s\ Hunter B. Andrews                            Director                              April 16, 1997
------------------------------
     Hunter B. Andrews

                                                  Director
-------------------------------
     Lenox D. Baker, Jr., M.D.

 \s\ James K. Candler                             Director                              April 16, 1997
------------------------------
     James K. Candler

 \s\ John Cole, Jr., M.D.                         Director                              April 16, 1997
-------------------------------
     John Cole, Jr., M.D.


                                        6







 \s\ Robert M. Freeman                            Director                              April 16, 1997
-------------------------------
     Robert M. Freeman

                                                  Director
-------------------------------
     William R. Harvey

 \s\ Elizabeth G. Helm                            Director                              April 16, 1997
-------------------------------
   Elizabeth G. Helm

 \s\ Gary A. Jobson                               Director                              April 16, 1997
-------------------------------
     Gary A. Jobson

 \s\ Frank C. Martin, Jr.                         Director                              April 16, 1997
--------------------------------
     Frank C. Martin, Jr.

 \s\ Donald B. Nolan, M.D.                        Director                              April 16, 1997
-------------------------------
     Donald B. Nolan, M.D.

 \s\ William N. Powell                            Director                              April 16, 1997
-------------------------------
   William N. Powell

 \s\ J. Carson Quarles                            Director                              April 16, 1997
-------------------------------
   J. Carson Quarles

 \s\ R. Gordon Smith                              Director                              April 16, 1997
-------------------------------
   R. Gordon Smith

 \s\ Hubert R. Stallard                           Director                              April 16, 1997
--------------------------------
     Hubert R. Stallard

 \s\ Jackie M. Ward                               Director                              April 16, 1997
-------------------------------
   Jackie M. Ward

\s\ Stirling L. Williamson, Jr.                   Director                              April 16, 1997
-------------------------------
     Stirling L. Williamson, Jr.

 \s\ Thomas G. Snead, Jr.                         Treasurer (Principal                  April 16, 1997
-------------------------------                   Financial and
     Thomas G. Snead, Jr.                         Accounting Officer)





                                        7




                                  EXHIBIT INDEX



Exhibit No.                             Exhibit

    5                      Opinion of McGuire, Woods, Battle & Boothe, L.L.P.

   23(i)                   Consent of KPMG Peat Marwick LLP.

   23(ii)                  Consent of McGuire, Woods, Battle & Boothe, L.L.P.
                           (contained in Exhibit 5).



                                        8

